As filed with the Securities and Exchange Commission on September 20, 2002
                                        Registration No. 33-81476
--------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                            Post-Effective Amendment
                               No. 17 on Form S-3
                                     under
                           The Securities Act of 1933



                              --------------------

                     AIG SunAmerica Life Assurance Company

 (doing business as ANCHOR NATIONAL LIFE INSURANCE COMPANY) ("Anchor National")
             (Exact name of registrant as specified in its charter)


California            6311                           86-0198983
(State or other       (Primary Standard              (I.R.S. Employer
jurisdiction of       Industrial Classification      Identification No.)
incorporation or      Number)
organization)

                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                          Christine A. Nixon, Esquire
                     Anchor National Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
 (Name, address, including zip code, and telephone number, including area code of agent for service)
                             ----------------------

        Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

        If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.



        Registrant is filing this Post-Effective Amendment No. 17 to make certain changes to the Registration Statement. Pursuant to oral permission to do so provided by Mr. William Kotapish to Anchor National, this Registration Statement contains multiple prospectuses with the substantially similar MVA feature. The Registrant does not intend for this Post-Effective Amendment No. 17 to delete from the Registration Statement, any document included in the Registration Statement but not filed herein, including any currently effective Prospectus or supplement thereto.

                                 (POLARIS LOGO)

                                   PROSPECTUS

                               SEPTEMBER 30, 2002

Please read this prospectus            FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
carefully before investing and             issued by
keep it for future reference.          ANCHOR NATIONAL LIFE INSURANCE COMPANY
It contains important                      in connection with
information about the Polaris          VARIABLE SEPARATE ACCOUNT
Choice/Polaris Choice(II)              The annuity has 44 investment choices - 3 available fixed account options and 41
Variable Annuity.                      Variable Portfolios listed below. The 3 fixed account options include one account for a period of 3 years and DCA accounts for 6-month and 1-year periods.
To learn more about the                The 41 Variable Portfolios are part of the Anchor Series Trust ("AST"),
annuity offered by this                SunAmerica Series Trust ("SST"), American Funds Insurance Series ("AFS"), Lord
prospectus, you can obtain a           Abbett Series Fund, Inc. ("LASF"), Nations Separate Account Trust ("NSAT") and
copy of the Statement of               Van Kampen Life Investment Trust ("VKT").
Additional Information ("SAI")
dated September 30, 2002. The          STOCKS:
SAI has been filed with the                MANAGED BY ALLIANCEBERNSTEIN
Securities and Exchange                      - Small & Mid Cap Value Portfolio                                      SST
Commission ("SEC") and is                  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
incorporated by reference into               - Alliance Growth Portfolio                                            SST
this prospectus. The Table of                - Global Equities Portfolio                                            SST
Contents of the SAI appears on               - Growth & Income Portfolio                                            SST
page 33 of this prospectus.                MANAGED BY BRANDES INVESTMENT PARTNERS, L.P.
For a free copy of the SAI,                  - Nations International Value Portfolio                               NSAT
call us at (800) 445-SUN2 or               MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
write to us at our Annuity                   - Global Growth                                                        AFS
Service Center, P.O. Box                     - Growth                                                               AFS
54299, Los Angeles, California               - Growth-Income                                                        AFS
90054-0299.                                MANAGED BY DAVIS ADVISERS
                                             - Davis Venture Value Portfolio                                        SST
In addition, the SEC maintains               - Real Estate Portfolio                                                SST
a website (http://www.sec.gov)             MANAGED BY FEDERATED INVESTORS L.P.
that contains the SAI,                       - Federated Value Portfolio                                            SST
materials incorporated by                  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
reference and other                          - Goldman Sachs Research Portfolio                                     SST
information filed                          MANAGED BY LORD, ABBETT & CO.
electronically with the SEC by               - Growth and Income Portfolio                                         LASF
Anchor National.                           MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
                                             - Nations Marsico Focused Equities Portfolio                          NSAT
ANNUITIES INVOLVE RISKS,                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
INCLUDING POSSIBLE LOSS OF                   - MFS Growth & Income Portfolio                                        SST
PRINCIPAL, AND ARE NOT A                     - MFS Mid-Cap Growth Portfolio                                         SST
DEPOSIT OR OBLIGATION OF, OR               MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
GUARANTEED OR ENDORSED BY, ANY               - Emerging Markets Portfolio                                           SST
BANK. THEY ARE NOT FEDERALLY                 - International Growth & Income Portfolio                              SST
INSURED BY THE FEDERAL DEPOSIT               - Putnam Growth Portfolio                                              SST
INSURANCE CORPORATION, THE                 MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
FEDERAL RESERVE BOARD OR ANY                 - Aggressive Growth Portfolio                                          SST
OTHER AGENCY.                                - Blue Chip Growth Portfolio                                           SST
                                             - "Dogs" of Wall Street Portfolio                                      SST
                                             - Growth Opportunities Portfolio                                       SST
                                           MANAGED BY TEMPLETON INVESTMENT COUNSEL, LLC
                                             - Foreign Value Portfolio                                              SST
                                           MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT INC.
                                             - International Diversified Equities Portfolio                         SST
                                             - Technology Portfolio                                                 SST
                                             - Van Kampen LIT Comstock Portfolio, Class II Shares                   VKT
                                             - Van Kampen LIT Emerging Growth Portfolio, Class II Shares            VKT
                                             - Van Kampen LIT Growth and Income Portfolio, Class II Shares          VKT
                                           MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                             - Capital Appreciation Portfolio                                       AST
                                             - Growth Portfolio                                                     AST
                                             - Natural Resources Portfolio                                          AST
                                       BALANCED:
                                           MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                             - MFS Total Return Portfolio                                           SST
                                           MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                             - SunAmerica Balanced Portfolio                                        SST
                                           MANAGED BY WM ADVISORS, INC.
                                             - Asset Allocation Portfolio                                           SST
                                       BONDS:
                                           MANAGED BY FEDERATED INVESTORS L.P.
                                             - Corporate Bond Portfolio                                             SST
                                           MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                             - Global Bond Portfolio                                                SST
                                           MANAGED BY MACKAY SHIELDS LLC
                                             - Nations High Yield Bond Portfolio                                   NSAT
                                           MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
                                             - High-Yield Bond Portfolio                                            SST
                                           MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                             - Government & Quality Bond Portfolio                                  AST
                                       CASH:
                                           MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                             - Cash Management Portfolio                                            SST

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

Anchor National Life Insurance Company is in the process of changing its name to AIG SunAmerica Life Assurance Company. We anticipate this process will take some time to implement in all jurisdictions where we do business. We expect the name change to be completed during 2003. To begin this process we officially changed the name in our state of domicile, Arizona. However, we continue to do business, today, under the name Anchor National and will refer to the Company by that name throughout this prospectus. You will be notified when the name is changed to AIG SunAmerica Life Assurance Company and we are no longer doing business as Anchor National. Please keep in mind, this is a name change only and will not affect the substance of your contract.

----------------------------------------------------------------
----------------------------------------------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
----------------------------------------------------------------
----------------------------------------------------------------

Anchor National's Annual Report on Form 10-K/A for the year ended December 31, 2001 is incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10279

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 445-SUN2

----------------------------------------------------------------
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         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
----------------------------------------------------------------
----------------------------------------------------------------

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
                            TABLE OF CONTENTS
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................     2
 SECURITIES AND EXCHANGE COMMISSION POSITION ON
    INDEMNIFICATION................................................     2
 GLOSSARY..........................................................     3
 HIGHLIGHTS........................................................     4
 FEE TABLES........................................................     5
       Owner Transaction Expenses..................................     5
       Optional Income Protector Fee...............................     5
       Contract Maintenance Fee....................................     5
       Annual Separate Account Expenses............................     5
       Optional Enhanced Death Benefit Fee.........................     5
       Optional EstatePlus Fee.....................................     5
       Portfolio Expenses..........................................     5
 EXAMPLES..........................................................     8
 THE POLARIS CHOICE/POLARIS CHOICE(II) VARIABLE ANNUITY............    12
 PURCHASING A POLARIS CHOICE/POLARIS CHOICE(II) VARIABLE ANNUITY...
                                                                       13
       Allocation of Purchase Payments.............................    13
       Accumulation Units..........................................    13
       Free Look...................................................    14
 INVESTMENT OPTIONS................................................    14
       Variable Portfolios.........................................    14
           Anchor Series Trust.....................................    14
           SunAmerica Series Trust.................................    14
           American Funds Insurance Series.........................    14
           Lord Abbett Series Fund, Inc. ..........................    14
           Nations Separate Account Trust..........................    15
           Van Kampen Life Investment Trust........................    15
       Fixed Account Options.......................................    15
       Polaris Portfolio Allocator Program.........................    16
       Market Value Adjustment ("MVA").............................    17
       Transfers During the Accumulation Phase.....................    17
       Dollar Cost Averaging.......................................    18
       Asset Allocation Rebalancing Program........................    19
       Principal Advantage Program.................................    19
       Voting Rights...............................................    19
       Substitution................................................    19
 ACCESS TO YOUR MONEY..............................................    20
       Systematic Withdrawal Program...............................    21
       Minimum Contract Value......................................    21
 DEATH BENEFIT.....................................................    21
       Standard Death Benefit......................................    22
       Optional Enhanced Death Benefit.............................    22
       Purchase Payment Accumulation Option........................    22
       Maximum Anniversary Option..................................    22
       EstatePlus..................................................    22
       Spousal Continuation........................................    23
 EXPENSES..........................................................    24
       Insurance Charges...........................................    24
       Withdrawal Charges..........................................    24
       Investment Charges..........................................    24
       Contract Maintenance Fee....................................    25
       Transfer Fee................................................    25
       Optional Enhanced Death Benefit and EstatePlus Fee..........    25
       Optional Income Protector Fee...............................    25
       Premium Tax.................................................    25
       Income Taxes................................................    25
       Reduction or Elimination of Charges and Expenses,
         and Additional Amounts Credited...........................    25
 INCOME OPTIONS....................................................    25
       Annuity Date................................................    25
       Income Options..............................................    26
       Fixed or Variable Income Payments...........................    26
       Income Payments.............................................    26
       Transfers During the Income Phase...........................    26
       Deferment of Payments.......................................    27
       The Income Protector Feature................................    27
       Note to Qualified Contract Holders..........................    28
 TAXES.............................................................    28
       Annuity Contracts in General................................    29
       Tax Treatment of Distributions - Non-Qualified Contracts....    29
       Tax Treatment of Distributions - Qualified Contracts........    29
       Minimum Distributions.......................................    30
       Tax Treatment of Death Benefits.............................    30
       Contracts Owned by a Trust or Corporation...................    30
       Gifts, Pledges and/or Assignments of a Non-Qualified
       Contract....................................................    30
       Diversification.............................................    30
 PERFORMANCE.......................................................    31
 OTHER INFORMATION.................................................    31
       Anchor National.............................................    31
       The Separate Account........................................    31
       The General Account.........................................    31
       Distribution of the Contract................................    31
       Administration..............................................    32
       Legal Proceedings...........................................    32
       Ownership...................................................    32
       Custodian...................................................    32
       Independent Accountants.....................................    32
       Registration Statement......................................    32
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL
    INFORMATION....................................................    33
 APPENDIX A - CONDENSED FINANCIAL INFORMATION......................   A-1
 APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")......................   B-1
 APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL
    CONTINUATION...................................................   C-1
 APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF
    THE INCOME PROTECTOR FEATURE...................................   D-1
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
                                 GLOSSARY
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
 We have capitalized some of the technical terms used in this prospectus.
 To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 COMPANY - Anchor National Life Insurance Company, We, Us, the insurer which issues this contract.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars.
 In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").
 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.
 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the American Funds Insurance Series, Anchor Series
 Trust, the SunAmerica Series Trust, Lord Abbett Series Fund, Inc.,
 Nations Separate Account Trust and Van Kampen Life Investment Trust
 collectively.
 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the American Funds
 Insurance Series, the Anchor Series Trust, the SunAmerica Series Trust,
 Lord Abbett Series Fund, Inc., the Nations Separate Account Trust or the
 Van Kampen Life Investment Trust.

ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT DIFFERENT FEES, CHARGES AND EXPENSES. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

----------------------------------------------------------------
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                                   HIGHLIGHTS
----------------------------------------------------------------
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The Polaris Choice/Polaris Choice(II) Variable Annuity is a contract between you and Anchor National Life Insurance Company ("Anchor National"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: You may cancel your contract within 10 days after receiving it (or whatever period is required in your state). You will receive whatever your contract is worth on the day that we receive your request. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A POLARIS CHOICE/POLARIS CHOICE(II) VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for those features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for three complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A POLARIS CHOICE/POLARIS CHOICE(II) VARIABLE ANNUITY and EXPENSES in the prospectus.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also choose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

INQUIRIES: If you have questions about your contract call your financial advisor or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone Number: (800) 445-SUN2.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

YEARS:.............................................   1    2    3    4
                                                     7%   6%   5%   0%

TRANSFER FEE..........  No charge for first 15 transfers each contract year; thereafter, fee is $25 ($10
                        in Pennsylvania and Texas) per transfer

OPTIONAL INCOME PROTECTOR FEE
(THE INCOME PROTECTOR WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS DEDUCTED ANNUALLY FROM YOUR CONTRACT VALUE.)

                                               ANNUAL FEE AS A % OF
               GROWTH RATE                  YOUR INCOME BENEFIT BASE*
               -----------                 ----------------------------
  Base 0%                                             0.10%

* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

  CONTRACT MAINTENANCE FEE*
        $35 ($30 in North Dakota)
    *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF YOUR DAILY NET ASSET VALUE)

    Mortality and Expense Risk Charge.....................  1.37%
    Distribution Expense Charge...........................  0.15%
                                                            -----
      TOTAL SEPARATE ACCOUNT EXPENSES                       1.52%
                                                            =====

  OPTIONAL ENHANCED DEATH BENEFIT FEE
 (THIS FEATURE OFFERS A CHOICE OF TWO OPTIONAL ENHANCED DEATH BENEFITS WHICH ARE MORE FULLY DESCRIBED IN THE PROSPECTUS. IF ELECTED, THE FEE IS AN ANNUALIZED CHARGE THAT IS DEDUCTED DAILY FROM YOUR CONTRACT VALUE.)

  Fee as a percentage of your daily net asset value.........    0.20%

  OPTIONAL ESTATEPLUS FEE
 (ESTATEPLUS, AN ENHANCED DEATH BENEFIT FEATURE WHICH IS DESCRIBED MORE FULLY IN THE PROSPECTUS IS OPTIONAL AND IF ELECTED, THE FEE IS AN ANNUALIZED CHARGE THAT IS DEDUCTED DAILY FROM YOUR CONTRACT VALUE.)

  Fee as a percentage of your daily net asset value.........    0.25%

                               PORTFOLIO EXPENSES
                              ANCHOR SERIES TRUST
                                    CLASS 2
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2001)

                                                MANAGEMENT           OTHER           TOTAL ANNUAL
                  PORTFOLIO                         FEE             EXPENSES           EXPENSES
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Capital Appreciation                               0.70%              0.15%              0.08%             0.93%
--------------------------------------------------------------------------------------------------------------------
Government and Quality Bond                        0.57%              0.15%              0.07%             0.79%
--------------------------------------------------------------------------------------------------------------------
Growth                                             0.67%              0.15%              0.06%             0.88%
--------------------------------------------------------------------------------------------------------------------
Natural Resources                                  0.75%              0.15%              0.16%             1.06%
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                            LORD ABBETT SERIES FUND
                                    CLASS VC
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2001)

                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES         EXPENSES
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Growth and Income Portfolio                                      0.50%           0.47%            0.97%
-----------------------------------------------------------------------------------------------------------

                         NATIONS SEPARATE ACCOUNT TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED DECEMBER 31, 2001)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Nations High Yield Bond(1)                        0.00%              0.00%            1.00%            1.00%
----------------------------------------------------------------------------------------------------------------
Nations International Value(1,2)                  0.00%              0.00%            1.25%            1.25%
----------------------------------------------------------------------------------------------------------------
Nations Marsico Focused Equities(1)               0.75%              0.00%            0.38%            1.13%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

   (1) The investment advisor for Nations Separate Account Trust, BA Advisors, and/or the sub-advisers and/or Stephens Inc., the distributor, have voluntarily agreed to waive certain fees or expenses to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Absent these waivers and/or reimbursements total Portfolio operating expenses would have been 2.13% for Nations High Yield Bond, 3.03% for Nations International Value, and 1.38% for Nations Marsico Focused Equities.

                                SUNAMERICA SERIES TRUST
                                      CLASS 2(1)
      (AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF
             EXPENSES FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2002)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Aggressive Growth                                 0.69%              0.15%            0.08%            0.92%
----------------------------------------------------------------------------------------------------------------
Alliance Growth                                   0.60%              0.15%            0.06%            0.81%
----------------------------------------------------------------------------------------------------------------
Asset Allocation                                  0.59%              0.15%            0.09%            0.83%
----------------------------------------------------------------------------------------------------------------
Blue Chip Growth(2)                               0.70%              0.15%            0.15%            1.00%
----------------------------------------------------------------------------------------------------------------
Cash Management                                   0.48%              0.15%            0.05%            0.68%
----------------------------------------------------------------------------------------------------------------
Corporate Bond                                    0.59%              0.15%            0.08%            0.82%
----------------------------------------------------------------------------------------------------------------
Davis Venture Value                               0.71%              0.15%            0.06%            0.92%
----------------------------------------------------------------------------------------------------------------
Dogs of Wall Street                               0.60%              0.15%            0.11%            0.86%
----------------------------------------------------------------------------------------------------------------
Emerging Markets                                  1.25%              0.15%            0.30%            1.70%
----------------------------------------------------------------------------------------------------------------
Federated Value                                   0.68%              0.15%            0.08%            0.91%
----------------------------------------------------------------------------------------------------------------
Foreign Value                                     1.03%              0.15%            0.62%            1.80%
----------------------------------------------------------------------------------------------------------------
Global Bond                                       0.68%              0.15%            0.14%            0.97%
----------------------------------------------------------------------------------------------------------------
Global Equities                                   0.73%              0.15%            0.17%            1.05%
----------------------------------------------------------------------------------------------------------------
Goldman Sachs Research(2)                         1.20%              0.15%            0.15%            1.50%
----------------------------------------------------------------------------------------------------------------
Growth-Income                                     0.53%              0.15%            0.06%            0.74%
----------------------------------------------------------------------------------------------------------------
Growth Opportunities(2)                           0.75%              0.15%            0.25%            1.15%
----------------------------------------------------------------------------------------------------------------
High-Yield Bond                                   0.64%              0.15%            0.09%            0.88%
----------------------------------------------------------------------------------------------------------------
International Diversified Equities                1.00%              0.15%            0.27%            1.42%
----------------------------------------------------------------------------------------------------------------
International Growth and Income                   0.95%              0.15%            0.27%            1.37%
----------------------------------------------------------------------------------------------------------------
MFS Growth and Income                             0.70%              0.15%            0.08%            0.93%
----------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth                                0.75%              0.15%            0.08%            0.98%
----------------------------------------------------------------------------------------------------------------
MFS Total Return                                  0.66%              0.15%            0.07%            0.88%
----------------------------------------------------------------------------------------------------------------
Putnam Growth                                     0.78%              0.15%            0.06%            0.99%
----------------------------------------------------------------------------------------------------------------
Real Estate                                       0.80%              0.15%            0.12%            1.07%
----------------------------------------------------------------------------------------------------------------
Small & Mid Cap Value                             1.00%              0.15%            0.35%            1.50%
----------------------------------------------------------------------------------------------------------------
SunAmerica Balanced                               0.60%              0.15%            0.07%            0.82%
----------------------------------------------------------------------------------------------------------------
Technology                                        1.20%              0.15%            0.25%            1.60%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

   (1) Class 2 was established July 9, 2001. Therefore, the expenses shown are annualized and estimated for the current fiscal year.
   (2) For this portfolio, the advisor, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year. Absent fee waivers or reimbursement of expenses by the adviser or custody credits, you would have incurred the following expenses during the last fiscal year: Blue Chip Growth 1.25%; Goldman Sachs Research 1.70%; and Growth Opportunities 1.31%.

                        VAN KAMPEN LIFE INVESTMENT TRUST
                                CLASS II SHARES
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2001)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock                           0.60%              0.25%            0.21%            1.06%
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth                    0.70%              0.25%            0.06%            1.01%
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income                  0.60%              0.25%            0.15%            1.00%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                              ANCHOR SERIES TRUST
                                    CLASS 3
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2001)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Capital Appreciation                              0.70%              0.25%            0.08%            1.03%
----------------------------------------------------------------------------------------------------------------
Government & Quality Bond                         0.57%              0.25%            0.07%            0.89%
----------------------------------------------------------------------------------------------------------------
Growth                                            0.67%              0.25%            0.06%            0.98%
----------------------------------------------------------------------------------------------------------------
Natural Resources                                 0.75%              0.25%            0.16%            1.16%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                            LORD ABBETT SERIES FUND
                                    CLASS VC
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2001)

                                               MANAGEMENT                             OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE                              EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Growth and Income                                 0.50%                               0.47%            0.97%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                         NATIONS SEPARATE ACCOUNT TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED DECEMBER 31, 2001)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
High Yield Bond(1)                                0.00%              0.00%            1.00%            1.00%
----------------------------------------------------------------------------------------------------------------
Marsico Focused Equities(1)                       0.75%              0.00%            0.38%            1.13%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

   (1) The investment advisor for Nations Separate Account Trust, BA Advisors, and/or the sub-advisers and/or Stephens Inc., the distributor, have voluntarily agreed to waive certain fees or expenses to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Absent these waivers and/or reimbursements total Portfolio operating expenses would have been 2.13% for Nations High Yield Bond and 1.38% for Nations Marsico Focused Equities.

                            SUNAMERICA SERIES TRUST
                                   CLASS 3(1)
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2002)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Aggressive Growth                                 0.69%              0.25%            0.08%            1.02%
----------------------------------------------------------------------------------------------------------------
Alliance Growth                                   0.60%              0.25%            0.06%            0.91%
----------------------------------------------------------------------------------------------------------------
Asset Allocation                                  0.59%              0.25%            0.09%            0.93%
----------------------------------------------------------------------------------------------------------------
Blue Chip Growth(2)                               0.70%              0.25%            0.15%            1.10%
----------------------------------------------------------------------------------------------------------------
Cash Management                                   0.48%              0.25%            0.05%            0.78%
----------------------------------------------------------------------------------------------------------------
Corporate Bond                                    0.59%              0.25%            0.08%            0.92%
----------------------------------------------------------------------------------------------------------------
Davis Venture Value                               0.71%              0.25%            0.06%            1.02%
----------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                             0.60%              0.25%            0.11%            0.96%
----------------------------------------------------------------------------------------------------------------
Emerging Markets                                  1.25%              0.25%            0.30%            1.80%
----------------------------------------------------------------------------------------------------------------
Federated Value                                   0.68%              0.25%            0.08%            1.01%
----------------------------------------------------------------------------------------------------------------
Foreign Value                                     1.03%              0.25%            0.62%            1.90%
----------------------------------------------------------------------------------------------------------------
Global Bond                                       0.68%              0.25%            0.14%            1.07%
----------------------------------------------------------------------------------------------------------------
Global Equities                                   0.73%              0.25%            0.17%            1.15%
----------------------------------------------------------------------------------------------------------------
Goldman Sachs Research(2)                         1.20%              0.25%            0.15%            1.60%
----------------------------------------------------------------------------------------------------------------
Growth-Income                                     0.53%              0.25%            0.06%            0.84%
----------------------------------------------------------------------------------------------------------------
Growth Opportunities(2)                           0.75%              0.25%            0.25%            1.25%
----------------------------------------------------------------------------------------------------------------
High Yield Bond                                   0.64%              0.25%            0.09%            0.98%
----------------------------------------------------------------------------------------------------------------
International Diversified Equities                1.00%              0.25%            0.27%            1.52%
----------------------------------------------------------------------------------------------------------------
International Growth & Income                     0.95%              0.25%            0.27%            1.47%
----------------------------------------------------------------------------------------------------------------
MFS Growth & Income                               0.70%              0.25%            0.08%            1.03%
----------------------------------------------------------------------------------------------------------------
MFS Mid-Cap                                       0.75%              0.25%            0.08%            1.08%
----------------------------------------------------------------------------------------------------------------
MFS Total Return                                  0.66%              0.25%            0.07%            0.98%
----------------------------------------------------------------------------------------------------------------
Putnam Growth                                     0.78%              0.25%            0.06%            1.09%
----------------------------------------------------------------------------------------------------------------
Real Estate                                       0.80%              0.25%            0.12%            1.17%
----------------------------------------------------------------------------------------------------------------
Small & Mid Cap Value                             1.00%              0.25%            0.35%            1.60%
----------------------------------------------------------------------------------------------------------------
SunAmerica Balanced                               0.60%              0.25%            0.07%            0.92%
----------------------------------------------------------------------------------------------------------------
Technology                                        1.20%              0.25%            0.25%            1.70%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

   (1) Because this is a new class of shares, the fees shown for Class 3 have been estimated and annualized for the current fiscal year.
   (2) For this Variable Portfolio, the advisor, Sun America Asset Management Corp., has voluntarily agreed to waive fees or expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time.

                        VAN KAMPEN LIFE INVESTMENT TRUST
                                    CLASS II
    (AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S FISCAL YEAR ENDED
                               DECEMBER 31, 2001)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock                           0.60%              0.25%            0.21%            1.06%
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth                    0.70%              0.25%            0.06%            1.01%
----------------------------------------------------------------------------------------------------------------
Van Kampen Growth and Income                      0.60%              0.25%            0.15%            1.00%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                        AMERICAN FUNDS INSURANCE SERIES
                                    CLASS 2
  (AS A PERCENTAGE OF EACH FUND'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDED
                               DECEMBER 31, 2001)

                                               MANAGEMENT       SERVICE(12B-1)        OTHER        TOTAL ANNUAL
                  PORTFOLIO                        FEE               FEE            EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Global Growth                                     0.66%              0.25%            0.04%            0.95%
----------------------------------------------------------------------------------------------------------------
Growth                                            0.37%              0.25%            0.01%            0.63%
----------------------------------------------------------------------------------------------------------------
Growth-Income                                     0.33%              0.25%            0.02%            0.60%
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:
        (a) you surrender the contract at the end of the stated time period and no optional features are elected.
        (b) you elect the optional Enhanced Death Benefit, EstatePlus and the Income Protector benefits at the maximum charges offered (.20%, .25% and .10%, respectively), and you surrender the contract at the end of the stated period.*
        (c) you do not surrender the contract and no optional features are elected.
        (d) you elect the optional Enhanced Death Benefit, EstatePlus and Income Protector benefits at the maximum charges offered (.20%, .25% and .10%, respectively), and you do not surrender the contract.*

                                                                  1           3           5          10
                  POLARIS CHOICE PORTFOLIO                      YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $ 96    (a) $129    (a) $135    (a) $287
                                                              (b) $101    (b) $145    (b) $162    (b) $340
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $287
                                                              (d) $ 31    (d) $ 95    (d) $162    (d) $340
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $ 94    (a) $125    (a) $128    (a) $273
                                                              (b) $100    (b) $141    (b) $155    (b) $327
                                                              (c) $ 24    (c) $ 75    (c) $128    (c) $273
                                                              (d) $ 30    (d) $ 91    (d) $155    (d) $327
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $ 95    (a) $127    (a) $132    (a) $282
                                                              (b) $101    (b) $144    (b) $160    (b) $335
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $282
                                                              (d) $ 31    (d) $ 94    (d) $160    (d) $335
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $ 97    (a) $133    (a) $141    (a) $300
                                                              (b) $102    (b) $149    (b) $168    (b) $352
                                                              (c) $ 27    (c) $ 83    (c) $141    (c) $300
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $ 96    (a) $129    (a) $134    (a) $286
                                                              (b) $101    (b) $145    (b) $161    (b) $339
                                                              (c) $ 26    (c) $ 79    (c) $134    (c) $286
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $339
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $ 94    (a) $125    (a) $129    (a) $275
                                                              (b) $100    (b) $142    (b) $156    (b) $329
                                                              (c) $ 24    (c) $ 75    (c) $129    (c) $275
                                                              (d) $ 30    (d) $ 92    (d) $156    (d) $329
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                              (a) $ 95    (a) $126    (a) $130    (a) $277
                                                              (b) $100    (b) $142    (b) $157    (b) $331
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $277
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $331
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $ 96    (a) $131    (a) $138    (a) $294
                                                              (b) $102    (b) $147    (b) $165    (b) $346
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $346
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $ 93    (a) $121    (a) $122    (a) $262
                                                              (b) $ 99    (b) $138    (b) $150    (b) $316
                                                              (c) $ 23    (c) $ 71    (c) $122    (c) $262
                                                              (d) $ 29    (d) $ 88    (d) $150    (d) $316
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $ 95    (a) $126    (a) $129    (a) $276
                                                              (b) $100    (b) $142    (b) $157    (b) $330
                                                              (c) $ 25    (c) $ 76    (c) $129    (c) $276
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $330
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $ 96    (a) $129    (a) $134    (a) $286
                                                              (b) $101    (b) $145    (b) $161    (b) $339
                                                              (c) $ 26    (c) $ 79    (c) $134    (c) $286
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $339
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $ 95    (a) $127    (a) $131    (a) $280
                                                              (b) $100    (b) $143    (b) $159    (b) $333
                                                              (c) $ 25    (c) $ 77    (c) $131    (c) $280
                                                              (d) $ 30    (d) $ 93    (d) $159    (d) $333
-----------------------------------------------------------------------------------------------------------
Emerging Markets                                              (a) $103    (a) $152    (a) $173    (a) $360
                                                              (b) $109    (b) $168    (b) $198    (b) $409
                                                              (c) $ 33    (c) $102    (c) $173    (c) $360
                                                              (d) $ 39    (d) $118    (d) $198    (d) $409
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $ 95    (a) $128    (a) $134    (a) $285
                                                              (b) $101    (b) $145    (b) $161    (b) $338
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $338
-----------------------------------------------------------------------------------------------------------
Foreign Value                                                 (a) $104    (a) $155    (a) $177    (a) $369
                                                              (b) $110    (b) $171    (b) $203    (b) $417
                                                              (c) $ 34    (c) $105    (c) $177    (c) $369
                                                              (d) $ 40    (d) $121    (d) $203    (d) $417
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $ 96    (a) $130    (a) $137    (a) $291
                                                              (b) $102    (b) $146    (b) $164    (b) $344
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 32    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
* We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the
  Income Protector feature assuming a full surrender of your contract.

                                                                  1           3           5          10
                  POLARIS CHOICE PORTFOLIO                      YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $ 97    (a) $133    (a) $141    (a) $299
                                                              (b) $102    (b) $149    (b) $168    (b) $351
                                                              (c) $ 27    (c) $ 83    (c) $141    (c) $299
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $351
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $101    (a) $146    (a) $163    (a) $342
                                                              (b) $107    (b) $162    (b) $189    (b) $391
                                                              (c) $ 31    (c) $ 96    (c) $163    (c) $342
                                                              (d) $ 37    (d) $112    (d) $189    (d) $391
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $ 94    (a) $123    (a) $125    (a) $268
                                                              (b) $ 99    (b) $140    (b) $153    (b) $322
                                                              (c) $ 24    (c) $ 73    (c) $125    (c) $268
                                                              (d) $ 29    (d) $ 90    (d) $153    (d) $322
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $ 98    (a) $136    (a) $146    (a) $309
                                                              (b) $103    (b) $152    (b) $173    (b) $360
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 33    (d) $102    (d) $173    (d) $360
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $ 95    (a) $127    (a) $132    (a) $282
                                                              (b) $101    (b) $144    (b) $160    (b) $335
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $282
                                                              (d) $ 31    (d) $ 94    (d) $160    (d) $335
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $101    (a) $144    (a) $159    (a) $334
                                                              (b) $106    (b) $160    (b) $185    (b) $384
                                                              (c) $ 31    (c) $ 94    (c) $159    (c) $334
                                                              (d) $ 36    (d) $110    (d) $185    (d) $384
-----------------------------------------------------------------------------------------------------------
International Growth and Income                               (a) $100    (a) $142    (a) $157    (a) $330
                                                              (b) $106    (b) $158    (b) $183    (b) $380
                                                              (c) $ 30    (c) $ 92    (c) $157    (c) $330
                                                              (d) $ 36    (d) $108    (d) $183    (d) $380
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $ 96    (a) $129    (a) $135    (a) $287
                                                              (b) $101    (b) $145    (b) $162    (b) $340
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $287
                                                              (d) $ 31    (d) $ 95    (d) $162    (d) $340
-----------------------------------------------------------------------------------------------------------
MFS Mid Cap Growth                                            (a) $ 96    (a) $130    (a) $137    (a) $292
                                                              (b) $102    (b) $147    (b) $164    (b) $345
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $292
                                                              (d) $ 32    (d) $ 97    (d) $164    (d) $345
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $ 95    (a) $127    (a) $132    (a) $282
                                                              (b) $101    (b) $144    (b) $160    (b) $335
                                                              (c) $ 25    (c) $ 77    (c) $132    (c) $282
                                                              (d) $ 31    (d) $ 94    (d) $160    (d) $335
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $ 96    (a) $131    (a) $138    (a) $293
                                                              (b) $102    (b) $147    (b) $165    (b) $345
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $293
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $345
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $ 97    (a) $133    (a) $142    (a) $301
                                                              (b) $103    (b) $149    (b) $169    (b) $353
                                                              (c) $ 27    (c) $ 83    (c) $142    (c) $301
                                                              (d) $ 33    (d) $ 99    (d) $169    (d) $353
-----------------------------------------------------------------------------------------------------------
Small & Mid Cap Value                                         (a) $101    (a) $146    (a) $163    (a) $342
                                                              (b) $107    (b) $162    (b) $189    (b) $391
                                                              (c) $ 31    (c) $ 96    (c) $163    (c) $342
                                                              (d) $ 37    (d) $112    (d) $189    (d) $391
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $ 95    (a) $126    (a) $129    (a) $276
                                                              (b) $100    (b) $142    (b) $157    (b) $330
                                                              (c) $ 25    (c) $ 76    (c) $129    (c) $276
                                                              (d) $ 30    (d) $ 92    (d) $157    (d) $330
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $102    (a) $149    (a) $168    (a) $351
                                                              (b) $108    (b) $165    (b) $194    (b) $400
                                                              (c) $ 32    (c) $ 99    (c) $168    (c) $351
                                                              (d) $ 38    (d) $115    (d) $194    (d) $400
-----------------------------------------------------------------------------------------------------------
LASF Growth and Income                                        (a) $ 96    (a) $130    (a) $137    (a) $291
                                                              (b) $102    (b) $146    (b) $164    (b) $344
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 32    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
Nations High Yield Bond                                       (a) $ 96    (a) $131    (a) $138    (a) $294
                                                              (b) $102    (b) $147    (b) $165    (b) $346
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $346
-----------------------------------------------------------------------------------------------------------
Nations International Value                                   (a) $ 99    (a) $139    (a) $151    (a) $318
                                                              (b) $104    (b) $155    (b) $177    (b) $369
                                                              (c) $ 29    (c) $ 89    (c) $151    (c) $318
                                                              (d) $ 34    (d) $105    (d) $177    (d) $369
-----------------------------------------------------------------------------------------------------------
Nations Marsico Focused Equities                              (a) $ 98    (a) $135    (a) $145    (a) $307
                                                              (b) $103    (b) $151    (b) $172    (b) $358
                                                              (c) $ 28    (c) $ 85    (c) $145    (c) $307
                                                              (d) $ 33    (d) $101    (d) $172    (d) $358
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Shares                      (a) $ 97    (a) $133    (a) $141    (a) $300
                                                              (b) $102    (b) $149    (b) $168    (b) $352
                                                              (c) $ 27    (c) $ 83    (c) $141    (c) $300
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Shares               (a) $ 96    (a) $131    (a) $139    (a) $295
                                                              (b) $102    (b) $148    (b) $166    (b) $347
                                                              (c) $ 26    (c) $ 81    (c) $139    (c) $295
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $347
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Shares             (a) $ 96    (a) $131    (a) $138    (a) $294
                                                              (b) $102    (b) $147    (b) $165    (b) $346
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $346
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

                                                                  1           3           5          10
                POLARIS CHOICE II PORTFOLIO                     YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $ 97    (a) $132    (a) $140    (a) $297
                                                              (b) $102    (b) $148    (b) $167    (b) $349
                                                              (c) $ 27    (c) $ 82    (c) $140    (c) $297
                                                              (d) $ 32    (d) $ 98    (d) $167    (d) $349
-----------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $ 95    (a) $128    (a) $133    (a) $283
                                                              (b) $101    (b) $144    (b) $160    (b) $336
                                                              (c) $ 25    (c) $ 78    (c) $133    (c) $283
                                                              (d) $ 31    (d) $ 94    (d) $160    (d) $336
-----------------------------------------------------------------------------------------------------------
Growth                                                        (a) $ 96    (a) $130    (a) $137    (a) $292
                                                              (b) $102    (b) $147    (b) $164    (b) $345
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $292
                                                              (d) $ 32    (d) $ 97    (d) $164    (d) $345
-----------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $ 98    (a) $136    (a) $146    (a) $310
                                                              (b) $103    (b) $152    (b) $173    (b) $361
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $310
                                                              (d) $ 33    (d) $102    (d) $173    (d) $361
-----------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $ 97    (a) $132    (a) $139    (a) $296
                                                              (b) $102    (b) $148    (b) $166    (b) $348
                                                              (c) $ 27    (c) $ 82    (c) $139    (c) $296
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $348
-----------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $ 95    (a) $128    (a) $134    (a) $285
                                                              (b) $101    (b) $145    (b) $161    (b) $338
                                                              (c) $ 25    (c) $ 78    (c) $134    (c) $285
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $338
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                              (a) $ 96    (a) $129    (a) $135    (a) $287
                                                              (b) $101    (b) $145    (b) $162    (b) $340
                                                              (c) $ 26    (c) $ 79    (c) $135    (c) $287
                                                              (d) $ 31    (d) $ 95    (d) $162    (d) $340
-----------------------------------------------------------------------------------------------------------
Blue Chip Growth                                              (a) $ 97    (a) $134    (a) $143    (a) $304
                                                              (b) $103    (b) $150    (b) $170    (b) $356
                                                              (c) $ 27    (c) $ 84    (c) $143    (c) $304
                                                              (d) $ 33    (d) $100    (d) $170    (d) $356
-----------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $ 94    (a) $124    (a) $127    (a) $272
                                                              (b) $100    (b) $141    (b) $155    (b) $326
                                                              (c) $ 24    (c) $ 74    (c) $127    (c) $272
                                                              (d) $ 30    (d) $ 91    (d) $155    (d) $326
-----------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $ 96    (a) $129    (a) $134    (a) $286
                                                              (b) $101    (b) $145    (b) $161    (b) $339
                                                              (c) $ 26    (c) $ 79    (c) $134    (c) $286
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $339
-----------------------------------------------------------------------------------------------------------
Davis Venture Value                                           (a) $ 97    (a) $132    (a) $139    (a) $296
                                                              (b) $102    (b) $148    (b) $166    (b) $348
                                                              (c) $ 27    (c) $ 82    (c) $139    (c) $296
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $348
-----------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $ 96    (a) $130    (a) $136    (a) $290
                                                              (b) $101    (b) $146    (b) $163    (b) $343
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $290
                                                              (d) $ 31    (d) $ 96    (d) $163    (d) $343
-----------------------------------------------------------------------------------------------------------
Emerging Markets                                              (a) $104    (a) $155    (a) $177    (a) $369
                                                              (b) $110    (b) $171    (b) $203    (b) $417
                                                              (c) $ 34    (c) $105    (c) $177    (c) $369
                                                              (d) $ 40    (d) $121    (d) $203    (d) $417
-----------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $ 96    (a) $131    (a) $139    (a) $295
                                                              (b) $102    (b) $148    (b) $166    (b) $347
                                                              (c) $ 26    (c) $ 81    (c) $139    (c) $295
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $347
-----------------------------------------------------------------------------------------------------------
Foreign Value                                                 (a) $105    (a) $158    (a) $182    (a) $378
                                                              (b) $111    (b) $173    (b) $208    (b) $425
                                                              (c) $ 35    (c) $108    (c) $182    (c) $378
                                                              (d) $ 41    (d) $123    (d) $208    (d) $425
-----------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $ 97    (a) $133    (a) $142    (a) $301
                                                              (b) $103    (b) $149    (b) $169    (b) $353
                                                              (c) $ 27    (c) $ 83    (c) $142    (c) $301
                                                              (d) $ 33    (d) $ 99    (d) $169    (d) $353
-----------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $ 98    (a) $136    (a) $146    (a) $309
                                                              (b) $103    (b) $152    (b) $173    (b) $360
                                                              (c) $ 28    (c) $ 86    (c) $146    (c) $309
                                                              (d) $ 33    (d) $102    (d) $173    (d) $360
-----------------------------------------------------------------------------------------------------------
Goldman Sachs Research                                        (a) $102    (a) $149    (a) $168    (a) $351
                                                              (b) $108    (b) $165    (b) $194    (b) $400
                                                              (c) $ 32    (c) $ 99    (c) $168    (c) $351
                                                              (d) $ 38    (d) $115    (d) $194    (d) $400
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $ 95    (a) $126    (a) $130    (a) $278
                                                              (b) $100    (b) $143    (b) $158    (b) $332
                                                              (c) $ 25    (c) $ 76    (c) $130    (c) $278
                                                              (d) $ 30    (d) $ 93    (d) $158    (d) $332
-----------------------------------------------------------------------------------------------------------
Growth Opportunities                                          (a) $ 99    (a) $139    (a) $151    (a) $318
                                                              (b) $104    (b) $155    (b) $177    (b) $369
                                                              (c) $ 29    (c) $ 89    (c) $151    (c) $318
                                                              (d) $ 34    (d) $105    (d) $177    (d) $369
-----------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $ 96    (a) $130    (a) $137    (a) $292
                                                              (b) $102    (b) $147    (b) $164    (b) $345
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $292
                                                              (d) $ 32    (d) $ 97    (d) $164    (d) $345
-----------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $102    (a) $146    (a) $164    (a) $344
                                                              (b) $107    (b) $163    (b) $190    (b) $393
                                                              (c) $ 32    (c) $ 96    (c) $164    (c) $344
                                                              (d) $ 37    (d) $113    (d) $190    (d) $393
-----------------------------------------------------------------------------------------------------------

                                                                  1           3           5          10
                POLARIS CHOICE II PORTFOLIO                     YEAR        YEARS       YEARS       YEARS
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
International Growth and Income                               (a) $101    (a) $145    (a) $161    (a) $339
                                                              (b) $107    (b) $161    (b) $188    (b) $389
                                                              (c) $ 31    (c) $ 95    (c) $161    (c) $339
                                                              (d) $ 37    (d) $111    (d) $188    (d) $389
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $ 97    (a) $132    (a) $140    (a) $297
                                                              (b) $102    (b) $148    (b) $167    (b) $349
                                                              (c) $ 27    (c) $ 82    (c) $140    (c) $297
                                                              (d) $ 32    (d) $ 98    (d) $167    (d) $349
-----------------------------------------------------------------------------------------------------------
MFS Mid Cap Growth                                            (a) $ 97    (a) $133    (a) $142    (a) $302
                                                              (b) $103    (b) $150    (b) $169    (b) $354
                                                              (c) $ 27    (c) $ 83    (c) $142    (c) $302
                                                              (d) $ 33    (d) $100    (d) $169    (d) $354
-----------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $ 96    (a) $130    (a) $137    (a) $292
                                                              (b) $102    (b) $147    (b) $164    (b) $345
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $292
                                                              (d) $ 32    (d) $ 97    (d) $164    (d) $345
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $ 97    (a) $134    (a) $143    (a) $303
                                                              (b) $103    (b) $150    (b) $170    (b) $355
                                                              (c) $ 27    (c) $ 84    (c) $143    (c) $303
                                                              (d) $ 33    (d) $100    (d) $170    (d) $355
-----------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $ 98    (a) $136    (a) $147    (a) $311
                                                              (b) $104    (b) $152    (b) $173    (b) $362
                                                              (c) $ 28    (c) $ 86    (c) $147    (c) $311
                                                              (d) $ 34    (d) $102    (d) $173    (d) $362
-----------------------------------------------------------------------------------------------------------
Small & Mid Cap Value                                         (a) $102    (a) $149    (a) $168    (a) $351
                                                              (b) $108    (b) $165    (b) $194    (b) $400
                                                              (c) $ 32    (c) $ 99    (c) $168    (c) $351
                                                              (d) $ 38    (d) $115    (d) $194    (d) $400
-----------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $ 96    (a) $129    (a) $134    (a) $286
                                                              (b) $101    (b) $145    (b) $161    (b) $339
                                                              (c) $ 26    (c) $ 79    (c) $134    (c) $286
                                                              (d) $ 31    (d) $ 95    (d) $161    (d) $339
-----------------------------------------------------------------------------------------------------------
Technology                                                    (a) $103    (a) $152    (a) $173    (a) $360
                                                              (b) $109    (b) $168    (b) $198    (b) $409
                                                              (c) $ 33    (c) $102    (c) $173    (c) $360
                                                              (d) $ 39    (d) $118    (d) $198    (d) $409
-----------------------------------------------------------------------------------------------------------
LASF Growth and Income                                        (a) $ 96    (a) $130    (a) $137    (a) $291
                                                              (b) $102    (b) $146    (b) $164    (b) $344
                                                              (c) $ 26    (c) $ 80    (c) $137    (c) $291
                                                              (d) $ 32    (d) $ 96    (d) $164    (d) $344
-----------------------------------------------------------------------------------------------------------
Nations High Yield Bond                                       (a) $ 96    (a) $131    (a) $138    (a) $294
                                                              (b) $102    (b) $147    (b) $165    (b) $346
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $346
-----------------------------------------------------------------------------------------------------------
Nations Marsico Focused Equities                              (a) $ 98    (a) $135    (a) $145    (a) $307
                                                              (b) $103    (b) $151    (b) $172    (b) $358
                                                              (c) $ 28    (c) $ 85    (c) $145    (c) $307
                                                              (d) $ 33    (d) $101    (d) $172    (d) $358
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock                                       (a) $ 97    (a) $133    (a) $141    (a) $300
                                                              (b) $102    (b) $149    (b) $168    (b) $352
                                                              (c) $ 27    (c) $ 83    (c) $141    (c) $300
                                                              (d) $ 32    (d) $ 99    (d) $168    (d) $352
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth                                (a) $ 96    (a) $131    (a) $139    (a) $295
                                                              (b) $102    (b) $148    (b) $166    (b) $347
                                                              (c) $ 26    (c) $ 81    (c) $139    (c) $295
                                                              (d) $ 32    (d) $ 98    (d) $166    (d) $347
-----------------------------------------------------------------------------------------------------------
Van Kampen Growth and Income                                  (a) $ 96    (a) $131    (a) $138    (a) $294
                                                              (b) $102    (b) $147    (b) $165    (b) $346
                                                              (c) $ 26    (c) $ 81    (c) $138    (c) $294
                                                              (d) $ 32    (d) $ 97    (d) $165    (d) $346
-----------------------------------------------------------------------------------------------------------
AFS Global Growth                                             (a) $ 96    (a) $130    (a) $136    (a) $289
                                                              (b) $101    (b) $146    (b) $163    (b) $342
                                                              (c) $ 26    (c) $ 80    (c) $136    (c) $289
                                                              (d) $ 31    (d) $ 96    (d) $163    (d) $342
-----------------------------------------------------------------------------------------------------------
AFS Growth                                                    (a) $ 93    (a) $120    (a) $120    (a) $257
                                                              (b) $ 98    (b) $136    (b) $147    (b) $312
                                                              (c) $ 23    (c) $ 70    (c) $120    (c) $257
                                                              (d) $ 28    (d) $ 86    (d) $147    (d) $312
-----------------------------------------------------------------------------------------------------------
AFS Growth-Income                                             (a) $ 92    (a) $119    (a) $118    (a) $254
                                                              (b) $ 98    (b) $136    (b) $146    (b) $309
                                                              (c) $ 22    (c) $ 69    (c) $118    (c) $254
                                                              (d) $ 28    (d) $ 86    (d) $146    (d) $309
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. The tables represent both fees at the separate account (contract level) as well as portfolio company investment management expenses. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectuses located behind this prospectus.

2. Polaris Choice: For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: Blue Chip Growth 1.00%; Goldman Sachs Research 1.50%; Growth Opportunities 1.15%. The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

    Polaris Choice(II): For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the following percentages of average net assets: Blue Chip Growth 1.10%, Foreign Value 1.90%, Goldman Sachs Research 1.60%, Growth Opportunities, 1.25% and Small & Mid Cap Value 1.60%.

3. Through April 30, 2003, the investment advisor for Nations Separate Account Trust, BA Advisors, and/or the sub-advisers and/or Stephens Inc., the distributor, have agreed to reimburse expenses and/or waive their fees to the extent that total expenses (excluding shareholder servicing and distribution fees), as a percentage of average net assets, exceed 1.00% for the High Yield Bond Portfolio and 1.25% for the International Value Portfolio. For the period from January 1, 2002 through April 30, 2002, BA Advisors, and/or the sub-advisers and/or Stephens Inc. agreed to reimburse expenses and/or waive their fees to the extent that total expenses (excluding shareholder servicing and distribution fees), as a percentage of average net assets, exceeded 1.10% for the Nations Marsico Focused Equities Portfolio. This expense limitation was discontinued May 1, 2002. However, for the period from January 1, 2002 through April 30, 2003, Stephens Inc. has agreed to waive 100% of the shareholder servicing and distribution fees for each of the Nations Portfolios.

4. The Nations International Value portfolio will no longer be available for investment after September 30, 2002.

5. In addition to the stated assumptions, the Examples also assume Insurance Charges of 1.52% and that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

6. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for those features.

7. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

            THE HISTORICAL ACCUMULATION UNIT VALUES ARE CONTAINED IN
                 APPENDIX A -- CONDENSED FINANCIAL INFORMATION.

----------------------------------------------------------------
----------------------------------------------------------------
             THE POLARIS CHOICE/POLARIS CHOICE(II) VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 41 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 14.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that purchase payment has not been invested in this contract for at least 3 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial representative prior to purchase.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris Choice/Polaris Choice(II) Variable Annuity. When you purchase a Polaris Choice/Polaris Choice(II) Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

----------------------------------------------------------------
----------------------------------------------------------------
                 PURCHASING A POLARIS CHOICE/POLARIS CHOICE(II)
                                VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

The following chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 28.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified            $ 2,000              $250
-----------------------------------------------------------
    Non-Qualified          $10,000              $500
-----------------------------------------------------------

WE RESERVE THE RIGHT TO REQUIRE COMPANY APPROVAL PRIOR TO ACCEPTING PURCHASE PAYMENTS GREATER THAN $1,000,000. FOR CONTRACTS OWNED BY A NON-NATURAL OWNER, WE RESERVE THE RIGHT TO REQUIRE PRIOR COMPANY APPROVAL TO ACCEPT PURCHASE PAYMENTS GREATER THAN $250,000. SUBSEQUENT PURCHASE PAYMENTS THAT WOULD CAUSE TOTAL PURCHASE PAYMENTS IN ALL CONTRACTS ISSUED BY ANCHOR NATIONAL TO THE SAME OWNER TO EXCEED THESE LIMITS MAY ALSO BE SUBJECT TO COMPANY PRE-APPROVAL. WE RESERVE THE RIGHT TO CHANGE THE AMOUNT AT WHICH PRE-APPROVAL IS REQUIRED, AT ANY TIME. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $100.00.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone age 91 or older on the contract issue date. You may not elect to participate in the EstatePlus benefit if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 14.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

    EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management Portfolio during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract. At the end of the free look period, we allocate your money according to your instructions.

EXCHANGE OFFERS

From time to time, we may offer to allow you to exchange an older variable annuity issued by Anchor National or one of its affiliates, for a newer product with more current features and benefits, also issued by Anchor National or one of its affiliates. Such an exchange offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such exchange offer at the time the offer is made.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS

The contract currently offers 41 Variable Portfolios. These Variable Portfolios invest in shares of the Trusts listed below. Additional Trusts and/or Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Anchor and SunAmerica Series Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/ unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The advisers monitor the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed here which are not available for investment under the contract.

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust ("SST") has investment portfolios in addition to those listed here which are not available for investment under the contract.

     AMERICAN FUNDS INSURANCE SERIES

Capital Research and Management Company is the investment adviser for the American Funds Insurance Series ("AFS"). AFS offers investment portfolios in addition to those listed here which are not available for investment under the contract.

     LORD ABBETT SERIES FUND, INC.

Lord, Abbett & Co. manages over 40 mutual fund portfolios and other advisory accounts. Lord Abbett Series Fund ("LASF") has investment portfolios in addition to those listed here which are not available for investment under the contract.

     NATIONS SEPARATE ACCOUNT TRUST

Various subadvisers provide investment advice for the Nations Separate Account Trust Portfolios. Nations Separate Account Trust ("NSAT") has investment portfolios in addition to those listed here which are not available for investment under the contract.

     VAN KAMPEN LIFE INVESTMENT TRUST

Van Kampen Asset Management Inc. provides investment advice for the Van Kampen Life Investment Trust ("VKT") Portfolios. Van Kampen Life Investment Trust has investment portfolios in addition to those listed here which are not available for investment under the contract.

STOCKS:
    MANAGED BY ALLIANCEBERNSTEIN
       - Small & Mid Cap Value Portfolio                                     SST
    MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
       - Alliance Growth Portfolio                                           SST
       - Global Equities Portfolio                                           SST
       - Growth & Income Portfolio                                           SST
    MANAGED BY BRANDES INVESTMENT PARTNERS, L.P.
       - Nations International Value Portfolio(1)                           NSAT
    MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
       - Global Growth                                                       AFS
       - Growth                                                              AFS
       - Growth-Income                                                       AFS
    MANAGED BY DAVIS ADVISERS
       - Davis Venture Value Portfolio                                       SST
       - Real Estate Portfolio                                               SST
    MANAGED BY FEDERATED INVESTORS L.P.
       - Federated Value Portfolio                                           SST
    MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
       - Goldman Sachs Research Portfolio                                    SST
    MANAGED BY LORD, ABBETT & CO.
       - Growth and Income Portfolio                                        LASF
    MANAGED BY MARSICO CAPITAL MANAGEMENT, LLC
       - Nations Marsico Focused Equities Portfolio                         NSAT
    MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Growth & Income Portfolio                                       SST
       - MFS Mid-Cap Growth Portfolio                                        SST
    MANAGED BY PUTNAM INVESTMENT MANAGEMENT INC.
       - Emerging Markets Portfolio                                          SST
       - International Growth & Income Portfolio                             SST
       - Putnam Growth Portfolio                                             SST
    MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - Aggressive Growth Portfolio                                         SST
       - Blue Chip Growth Portfolio                                          SST
       - "Dogs" of Wall Street Portfolio                                     SST
       - Growth Opportunities Portfolio                                      SST
    MANAGED BY TEMPLETON INVESTMENT COUNSEL, LLC
       - Foreign Value Portfolio                                             SST
    MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT, INC.
       - International Diversified Equities Portfolio                        SST
       - Technology Portfolio                                                SST
       - Van Kampen LIT Comstock Portfolio, Class II Shares                  VKT
       - Van Kampen LIT Emerging Growth Portfolio, Class II Shares           VKT
       - Van Kampen LIT Growth and Income Portfolio, Class II Shares         VKT
    MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Capital Appreciation Portfolio                                      AST
       - Growth Portfolio                                                    AST
       - Natural Resources Portfolio                                         AST

BALANCED:
    MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
       - MFS Total Return Portfolio                                          SST
    MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - SunAmerica Balanced Portfolio                                       SST
    MANAGED BY WM ADVISORS, INC.
       - Asset Allocation Portfolio                                          SST

BONDS:
    MANAGED BY FEDERATED INVESTORS L.P.
       - Corporate Bond Portfolio                                            SST
    MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
       - Global Bond Portfolio                                               SST
    MANAGED BY MACKAY SHIELDS LLC
       - Nations High Yield Bond Portfolio                                  NSAT
    MANAGED BY SUNAMERICA ASSET MANAGEMENT CORPORATION
       - High-Yield Bond Portfolio                                           SST
    MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
       - Government & Quality Bond Portfolio                                 AST

CASH:
    MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
       - Cash Management Portfolio                                           SST

(1) The Nations International Value Portfolio ("Portfolio") will not accept Purchase Payments from current or prospective policy owners after September 30, 2002 ("Closing Date"). Policy owners who are invested in the Portfolio prior to Closing Date can remain invested. Dividends and capital gains with respect to investments prior to Closing Date will be reinvested.

    Policy Owners will be unable to make new Purchase Payments to the Portfolio, including through programs such as Dollar Cost Averaging or automatic asset rebalancing after September 30, 2002.

YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers three fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for a period of three years, which we call a guarantee period. You also have the option of allocating your money to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available in conjunction with the Dollar Cost Averaging Program. In Maryland, Oregon and Washington, only the DCA fixed account options are available. Please see the section on DOLLAR COST AVERAGING ON PAGE 18 for additional information about, including limitations on, and the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

The interest rate for any guarantee period will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (three years).

There are three scenarios in which you may put money into the fixed account options other than the DCA fixed accounts options. In each scenario your money may be credited a different rate of interest as follows:

     - Initial Rate: Rate credited to amounts allocated to the fixed account when you purchase your contract.

     - Current Rate: Rate credited to subsequent amounts allocated to the fixed account.

     - Renewal Rate: Rate credited to money transferred from a fixed account or a Variable Portfolio into a fixed account and to money remaining in a fixed account after expiration of a guarantee period (The Renewal Rate does not apply to the DCA fixed account options).

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option (other than the DCA fixed account options.) You may also reallocate your money to the Variable Portfolios. If you want to reallocate your money to a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account option but will never be less than an annual effective rate of 3%. See DOLLAR COST AVERAGING ON PAGE 18 for more information.

POLARIS PORTFOLIO ALLOCATOR PROGRAM

PROGRAM DESCRIPTION

The Polaris Portfolio Allocator program, available as of October 21, 2002, is an asset allocation program offered to help you diversify your investment across various asset classes. Asset allocation is the distribution of investments among different asset classes in an effort to increase diversification. The program is designed to help you select portfolios that meet your investment time horizon and risk tolerance.

Anchor National employs the asset allocation and portfolio modeling capabilities of Ibbotson Associates to develop four model portfolios for the Polaris Portfolio Allocator program. Each model is comprised of a carefully selected combination of investment options. Then each model is developed using the various asset classes based on historical asset class performance to meet specific investment time horizons and risk tolerances.

ENROLLING IN THE PROGRAM

You may enroll in the Polaris Portfolio Allocator program by selecting the model as well as any program options on the product application form. If you already own a policy, you must complete and submit a "Polaris Strategies for Investing - Polaris Portfolio Allocator" form. You and your financial advisor may complete the Investor Questionnaire to determine the model most appropriate for you. You may discontinue investment in the program at any time with a written request, telephone or internet instructions subject to our rules.

If you select a Polaris Portfolio Allocator model, your initial Purchase Payment (for new policyowners or the first investment following enrollment for existing policyowners) will be allocated to the investment options according to the model you select. Subsequent Purchase Payments or transfers will also be allocated accordingly, unless otherwise instructed by you in writing. You may also choose to invest gradually into a model through the dollar cost averaging program. If the Portfolio Allocator program is elected, you may only invest in one model at a time. You may invest outside the selected model but only in those Variable Portfolios that are not utilized in the model you selected.

WITHDRAWALS

You may request withdrawals, as permitted by your contract, which will be taken proportionately from each of the allocations in the selected model unless otherwise instructed by you. If you choose to make a non-proportional withdrawal from a model, your investment may no longer be consistent with the model's intended objectives.

KEEPING YOUR PROGRAM ON TARGET

  REBALANCING

You can elect to have your contract rebalanced quarterly, semi-annually, or annually to maintain the asset allocation for the Polaris Portfolio Allocator model you selected. Only those investment options within each model will be rebalanced. An investment outside the Portfolio Allocator model can not be rebalanced.

Rebalancing can be a critical part of an asset allocation strategy in order to keep your investment on track for your risk and return goals.

  ANNUAL RE-EVALUATION

Each year, on or about the first of March, the allocations in every model are re-evaluated to assure that the investment objectives remain consistent despite changing economic and market conditions. The percentage allocations within each model may change and investment options may be added to or deleted from a model as a result of the annual re-evaluation.

If you re-enroll, your contract value allocated to the portfolios in your selected model will be re-allocated to the extent that Ibbotson has recommended changes in the portfolios within the model and/or the applicable percentage in each investment option. You must re-enroll in the program each year to benefit from the re-evaluation. You may choose to be automatically re-enrolled annually by selecting that option on the product application form or the "Polaris Strategies for Investing - Polaris Portfolio Allocator" form.

IMPORTANT INFORMATION

Using an asset allocation methodology does not guarantee greater or more consistent returns. Historical market and asset class performance may differ in the future from the historical performance upon which the models are built. Also, allocation to a single asset class may outperform a model, so that you could have been better off in an investment option or options representing a single asset class than in a model. However, such a strategy involves a greater degree of risk because of the concentration of like securities in a single asset class.

The models have been designed by Ibbotson and represent suggested allocations which are provided as general guidance. You should work with your financial adviser to assist you in determining if one of the models meets your financial needs, investment time horizon, and is consistent with your risk comfort level.

Information concerning the specific models can be obtained from your financial representative.

We have the right to modify, suspend or terminate the Polaris Portfolio Allocator Program at any time.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: MARKET VALUE ADJUSTMENTS APPLY TO THE 3-YEAR FIXED ACCOUNT OPTION ONLY. THIS OPTION IS NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR MORE INFORMATION.

If you take money out of the 3-year fixed account option before the end of the guarantee period, we make a market value adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rate and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

Anchor National does not assess an MVA against withdrawals under the following circumstances:

     - If a withdrawal is made within 30 days after the end of a guarantee period;

     - If a withdrawal is made to pay contract fees and charges;

     - To pay a death benefit; and

     - Upon annuitization, if occurring on the latest Annuity Date.

APPENDIX B shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account option. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone subject to our rules. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We may accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.

This product is not designed for professional "market timing" organizations or other organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programming transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These marketing timing strategies are disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios reflect a market timing strategy, we reserve the right to take action to protect the other investors. Such action may include but would not be limited to restricting the mechanisms you can use to request transfers among the Variable Portfolios or imposing penalty fees on such trading activity and/or otherwise restricting transfer options in accordance with state and federal rules and regulations.

Certain transfers will be restricted in order to protect you from abusive or disruptive trading activity. You can request up to 15 transfers per contract each contract year via U.S. Mail, telephone, facsimile or internet. Any transfer request in excess of 15 transfers per contract year must be submitted in writing by U.S. mail. Transfer requests sent by same day mail, overnight mail or courier service will not be accepted. Transfer requests required to be submitted by U.S. Mail can only be cancelled in a written request submitted via U.S. Mail. We will process any transfer and/or cancellation request as of the day we receive it, if received before 1:00 p.m. Pacific Standard Time ("PST"). If received after 1:00 p.m. PST, the request will be processed on the next business day. This policy will apply beginning September 30, 2002 through your next contract anniversary and then during each contract year thereafter. Transfers pursuant to Dollar Cost Averaging or Automatic Asset Rebalancing programs will not count towards Our calculation of when you have exceeded the 15 transfers for purposes of restricting your transfer rights. However, Dollar Cost Averaging transfers do count towards the 15 free transfers for purposes of determining when we will begin charging you for transfers over 15 (SEE DOLLAR COST AVERAGING BELOW).

Regardless of the number of transfers you have made, we will monitor and may terminate your transfer privileges if we determine that you are engaging in a pattern of transfers that reflects a market timing strategy or is potentially harmful to other policy owners. Some of the factors we will consider include:

     - the dollar amount of the transfer;

     - the total assets of the Variable Portfolio involved in the transfer;

     - the number of transfers completed in the current calendar quarter; or

     - whether the transfer is part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 25.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio (source accounts) to any other Variable Portfolio that is not designated as a source account (target account). Transfers may be monthly or quarterly and count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account. Fixed account options are not available as target accounts for the DCA program.

We also offer the 6-month and 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payments into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on

     - the total amount of money allocated to the account, and

     - the frequency of transfers selected.

For example, if you allocate $1,000 to the 1-year DCA fixed account and you select monthly transfers, we completely transfer all of your money to the selected investment options over a period of ten months.

You may terminate your DCA program at any time. Upon termination of the DCA program, if money remains in the DCA fixed accounts, we transfer the remaining money to the same target account(s) as previously designated, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

---------------------------------------------
                 ACCUMULATION       UNITS
   QUARTER           UNIT         PURCHASED
---------------------------------------------
      1             $ 7.50           100
      2             $ 5.00           150
      3             $10.00            75
      4             $ 7.50           100
      5             $ 5.00           150
      6             $ 7.50           100
---------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 3 years. If the 3-year fixed account option is offering a 3% interest rate, we will allocate $91,514 to the 3-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 3-year period. The remaining $8,486 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, we may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.

----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 25.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from the 3 year fixed account option. If you withdraw your entire contract value, we also deduct premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 24.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the third year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES ON PAGE 24. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

     - Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

     - Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1); (2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 3 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:
A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (5%)[B x C=$5,000]
D=Your full surrender value ($85,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% federal penalty tax. SEE TAXES ON PAGE 28.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. If you purchase your contract in Oregon, the minimum withdrawal amount is $250 per withdrawal or an amount equal to your free withdrawal amount, as described on above. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% federal penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

----------------------------------------------------------------
----------------------------------------------------------------
                                  DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select a death benefit option. This contract provides three death benefit options. The first is the Standard Death Benefit which is automatically included in your contract for no additional fee. We also offer, for an additional fee, the selection of one of two enhanced death benefit options. If you choose one of the enhanced death benefit options, you may also elect, for an additional fee, the EstatePlus feature. Your death benefit elections must be made at the time of contract application and the election cannot be terminated. You should discuss the available options with your financial representative to determine which option is best for you.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 25.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We calculate and pay the death benefit when we receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract. SEE SPOUSAL CONTINUATION ON PAGE 23.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of all required paperwork and satisfactory proof of death, we pay a lump sum death benefit to the Beneficiary.

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. Net Purchase Payment is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The resulting percentage is then multiplied by the amount of total Purchase Payments and subtracted from the amount of total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment calculation.

To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.

STANDARD DEATH BENEFIT

The standard death benefit on your contract is the greater of:

     1.  Net Purchase Payments; or

     2. the contract value on the date we receive all required paperwork and satisfactory proof of death.

OPTIONAL ENHANCED DEATH BENEFITS

For an additional fee, you may elect one of the enhanced death benefits below which can provide greater protection for your beneficiaries. You must choose either Option 1 or Option 2 at the time you purchase your contract and you cannot change your election at any time. The enhanced death benefit options are not available if you are age 91 or older at the time of contract issue. The fee for the enhanced death benefit is 0.20% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greatest of:

     1. the contract value on the date we receive all required paperwork and satisfactory proof of death; or

     2. Net Purchase Payments, compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals recorded after the date of death in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal; or

     3. the contract value on the seventh contract anniversary, plus Purchase Payments, since the seventh contract anniversary; and reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals recorded after the date of death in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

OPTION 2 - MAXIMUM ANNIVERSARY OPTION

The death benefit is the greatest of:

     1. the contract value on the date we receive all required paperwork and satisfactory proof of death; or

     2. Net Purchase Payments; or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments since that anniversary; and reduced for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If you are age 90 or older at the time of death and selected the Maximum Anniversary death benefit, the death benefit will be equal to the contract value at the time we receive all required paperwork and satisfactory proof of death. Accordingly, you do not get the advantage of this option if:

     - you are age 81 or older at the time of contract issue; or

     - you are age 90 or older at the time of your death.

The Death Benefit on contracts issued before October 24, 2001 would be subject to a different calculation. Please see the Statement of Additional Information for details.

ESTATEPLUS

The EstatePlus benefit, if elected, may increase the death benefit amount. In order to elect EstatePlus, you must have also elected one of the optional enhanced death benefits described above. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Amount"), to the death benefit payable. The EstatePlus benefit, if any, is added to the death benefit payable under the selected Purchase Payment Accumulation or Maximum Anniversary options. The contract year of your death will determine the EstatePlus percentage and the Maximum EstatePlus percentage.

The table below provides the details if you are age 69 or younger at the time we issue your contract:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 Years 0 - 4       25% of Earnings      40% of Net Purchase
                                        Payments
-------------------------------------------------------------
 Years 5 - 9       40% of Earnings      65% of Net Purchase
                                        Payments*
-------------------------------------------------------------
 Years 10+         50% of Earnings      75% of Net Purchase
                                        Payments*
-------------------------------------------------------------

If you are between your 70th and 81st birthdays at the time we issue your contract the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE         ESTATEPLUS AMOUNT
-------------------------------------------------------------
 All Contract      25% of Earnings      40% of Net Purchase
 Years                                  Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus Amount calculations.

We may offer different levels of this benefit based on the number of years you hold your contract and/or your age at the time of issue.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a .25% fee for EstatePlus. Therefore, electing both the enhanced death benefit and EstatePlus result in a combined fee of .45%. On a daily basis we deduct this annualized charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus benefit is not payable after the latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS ON PAGE 25.

EstatePlus may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix C.

Generally, the age of the Continuing Spouse on the Continuation Date (if any Continuation Contribution has been made) and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. If no Continuation Contribution has been made to the contract on the Continuation Date, the age of the spouse on the date of the original contract issue will be used to determine any age-driven benefits.

The Continuing Spouse, generally, cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of the optional enhanced death benefit and, if elected, EstatePlus. The Continuing Spouse cannot elect to continue EstatePlus without also continuing the enhanced death benefit. If a Continuation Contribution is made, we will terminate the enhanced death benefit if the Continuing Spouse is age 91 or older on the Continuation Date. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If the enhanced death benefit and/or EstatePlus is terminated or if the

Continuing Spouse dies after the latest Annuity Date, no benefit will be payable under the Estate Plus feature.

SEE APPENDIX C FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

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                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The Company deducts a mortality and expense risk charge in the amount of 1.52%, annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The Insurance Charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.

     OTHER REVENUE

     We may receive compensation of up to 0.25% from the investment advisers of certain of the Underlying Funds for services related to the availability of those Underlying Funds in the Contract.

WITHDRAWAL CHARGES

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 20. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge. You may also incur a withdrawal charge upon a full surrender.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 3 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

----------------------------------------------------------------
            YEAR                1        2        3        4
----------------------------------------------------------------
 WITHDRAWAL
 CHARGE                         7%       6%       5%       0%
----------------------------------------------------------------

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments. SEE ACCESS TO YOUR MONEY ON PAGE 18.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector feature. If you elect to receive income payments using the Income Protector feature, we assess the entire withdrawal charge applicable to Purchase Payments remaining in your contract when calculating your income benefit base. SEE INCOME OPTIONS ON PAGE 25.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 28.

INVESTMENT CHARGES

  INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 5 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

  12b-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class II and III shares, recaptured brokerage commissions will be used to make payments to SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST

Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% to 0.25% fees applicable to Anchor Series Trust, the Class II shares of the Van Kampen Life Investment Trust, and Nations Separate Account Trust, as shown in the Fee Table, is generally used to pay financial intermediaries for services provided over the life of your contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST, SUNAMERICA SERIES TRUST, VAN KAMPEN LIFE INVESTMENT TRUST AND/OR NATIONS SEPARATE ACCOUNT TRUST.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 14.

OPTIONAL ENHANCED DEATH BENEFIT AND ESTATEPLUS FEE

Please see page 22 for more information on the enhanced death benefit and EstatePlus fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 26 for more information of the income protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract, ranging from 0% to 3.5%. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 28.

INCOME OPTIONS

Currently, this Contract offers five income options unless you chose to take income under the Income Protector feature (see below). Other income options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to Option 3 for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed income payments being made) may redeem any remaining guaranteed variable income payments after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. If provided for in your contract, any applicable withdrawal charge will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

For information regarding Income Options using the Income Protector feature, please see below. Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. Unless otherwise elected, if at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable, and if your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable, unless otherwise elected. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin; and

     - the value of your contract in the Variable Portfolios on the Annuity Date; and

     - the 3.5% assumed investment rate used in the annuity table for the contract; and

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

THE INCOME PROTECTOR FEATURE

The Income Protector feature is a future "safety net" which can offer you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. If you elect the Income Protector feature you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.

The minimum level of Income Protector benefit available is generally based upon the Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Check with your financial advisor regarding availability.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE INCOME PROTECTOR FEATURE AT ANY TIME.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

If you elect the Income Protector feature, we base the amount of minimum income available to you upon a calculation we call the Income Benefit Base. At the time your participation in the Income Protector program becomes effective, your Income Benefit Base is equal to your contract value. Participation in the Income Protector program is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the Income Protector.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

Your Income Benefit Base may accumulate at the elected growth rate from the date your election becomes effective through your Income Benefit Date. However, any applicable Growth Rate will reduce to 0% on the Anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector feature, you must elect the feature by completing the Income Protector Election Form available through our Annuity Service Center.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the Income Phase for at least ten years following your election. You may not elect this Program if the required waiting period before beginning the Income Phase would occur later than your latest Annuity Date.

The current option offered is:

                                    FEE AS A % OF
                                     YOUR INCOME
       OPTION          GROWTH RATE  BENEFIT BASE  WAITING PERIOD
----------------------------------------------------------------
Income Protector Base      0%           .10%        10 years
----------------------------------------------------------------

If you elect the Base feature on a subsequent anniversary, the Growth Rate(s), Fee(s), and/or waiting period may be different.

RE-SET OF YOUR INCOME PROTECTOR BENEFIT

If available, you may also have the opportunity to "re-set" your Income Benefit Base. The Re-Set feature allows you to increase your Income Benefit Base to the amount of your contract value on your next contract anniversary. You can only Re-Set within the 30 days before your next contract anniversary. The waiting period before you can begin the Income Phase will be determined based on the offerings available at the time your make an election to Re-Set. In addition, the Income Protector fee will be charged as a percentage of your re-set Income Benefit Base. You may not elect to Re-Set if the required waiting period before beginning the Income Phase would occur later than your latest annuity date.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the 10th or later contract anniversary following the effective date of your Income Protector participation or Re-Set.

The contract anniversary of, or prior to, your election to begin receiving annuity payments is your Income Benefit Date. This is the date as of which we calculate your Income Benefit Base to use in determining your guaranteed minimum fixed retirement income. To arrive at the minimum guaranteed retirement income available to you we apply the annuity rates stated in your Income Protector Endorsement for the annuity option you select to your final Income Benefit Base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected annuity option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value taken after the income benefit date and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The annuity options available when using the Income Protector Program to receive your fixed retirement income are:

     - Life Annuity with 10 Year Period Certain, or

     - Joint and 100% Survivor Annuity with 20 Year Period Certain

At the time you elect to begin receiving annuity payments, we will calculate your annual income using both your final Income Benefit Base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector will be different. You will receive whichever provides a greater stream of income. If you annuitize using the Income Protector your income payments will be fixed in amount. You are not required to use the Income Protector to receive income payments. However, we will not refund fees paid for the Income Protector if you annuitize under the general provisions of your contract. In addition, if applicable, a surrender charge will apply if you take income under the Income Protector feature. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR, IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR

If you elect the Income Protector, we charge an annual fee, as follows:

                                FEE AS A % OF YOUR
       OPTION                  INCOME BENEFIT BASE*
-------------------------------------------------------------
Income Protector Base                  .10%
-------------------------------------------------------------

* If you elect the Base feature on a subsequent anniversary, the Fees may be different.

We deduct the annual fee from your actual contract value. If your contract is issued with the Income Protector program we begin deducting the annual fee on your first contract anniversary. If you elect the feature at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective. Upon a Re-Set of your Income Protector feature, the fee will be charged upon your Re-Set Income Benefit Base.

It is important to note that once you elect the Income Protector feature you may not cancel your election. We will deduct the charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, we deduct the full annual fee from any full surrender of your contract requested prior to your contract anniversary based on the Income Benefit Base at time of surrender.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances. Appendix D provides examples of the operation of the Income Protector feature.
----------------------------------------------------------------
----------------------------------------------------------------
                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. THIS INFORMATION ADDRESSES GENERAL FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE

TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R. 10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.

TAX TREATMENT OF DISTRIBUTIONS - NON-QUALIFIED CONTRACTS

If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances:
(1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die;
(3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); and, except in the case of an IRA; (8) when you separate from service after attaining age 55; (9) when paid for health insurance if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of an employee's voluntary Purchase Payments to a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. If you own an IRA, you must begin taking distributions when you attain 70 1/2, regardless of when you retire. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.

You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.

CONTRACTS OWNED BY A TRUST OR CORPORATION

A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A NON-QUALIFIED CONTRACT

If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. Also, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning or pledging a non-qualified contract.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios under your Nonqualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the Nonqualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

----------------------------------------------------------------
----------------------------------------------------------------
                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the Statement of Additional Information for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australasia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch Ratings ("Fitch's"). Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

----------------------------------------------------------------
----------------------------------------------------------------
                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corp., and the SunAmerica Financial Network, Inc. (comprising six-wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.

THE SEPARATE ACCOUNT

Anchor National established Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National. Assets in the separate account are not guaranteed by Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We pay an initial commission of up to 7.00% of your Purchase Payments. We may also pay an annual trail commission of up to 1.50%, payable quarterly starting as early as the second contract year. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, with the potential exception of McMurdie, et al. v. SunAmerica Inc., et al, Case No. BC 194082, filed on July 10, 1998 in the Superior Court for the County of Los Angeles. This lawsuit is a representative action wherein the plaintiffs allege violations of California's Business and Professions Code Sections 17200 et seq. The Company is vigorously defending the lawsuit. The probability of any particular outcome is not reasonably estimable at this time.

OWNERSHIP

The Polaris Choice/Polaris Choice(II) Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS

The audited consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) at December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, and audited financial statements of Variable Separate Account (Portion Relating to Polaris Choice Variable Annuity) at December 31, 2001 and for the period from November 5, 2001 (inception) to December 31, 2001 are incorporated herein by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

----------------------------------------------------------------
----------------------------------------------------------------
                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................     3
General Account...............................     3
Performance Data..............................     4
Income Payments...............................    11
Annuity Unit Values...........................    11
Death Benefit Options for Contracts Issued
  Before October 24, 2001.....................    14
Taxes.........................................    17
Distribution of Contracts.....................    21
Financial Statements..........................    21

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           POLARIS CHOICE PORTFOLIOS+

                                                                  INCEPTION TO
                                                                    12/31/01
                                                                  ------------
  Capital Appreciation (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $31.600
                                                              (b) $31.600
        Ending AUV..........................................  (a) $34.208
                                                              (b) $34.332
        Ending Number of AUs................................  (a) 1,400
                                                              (b) 270
------------------------------------------------------------------------------
  Government and Quality Bond (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $15.667
                                                              (b) $15.667
        Ending AUV..........................................  (a) $15.350
                                                              (b) $15.353
        Ending Number of AUs................................  (a) 158
                                                              (b) 1
------------------------------------------------------------------------------
  Growth (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $25.903
                                                              (b) $25.903
        Ending AUV..........................................  (a) $27.236
                                                              (b) $27.273
        Ending Number of AUs................................  (a) 1,182
                                                              (b) 1
------------------------------------------------------------------------------
  Natural Resources (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $13.286
                                                              (b) $13.286
        Ending AUV..........................................  (a) $14.375
                                                              (b) $14.375
        Ending Number of AUs................................  (a) 1
                                                              (b) 1
------------------------------------------------------------------------------
  Aggressive Growth (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $12.957
                                                              (b) $12.957
        Ending AUV..........................................  (a) $13.627
                                                              (b) $13.656
        Ending Number of AUs................................  (a) 1
                                                              (b) 1
------------------------------------------------------------------------------
  Alliance Growth (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $30.572
                                                              (b) $30.572
        Ending AUV..........................................  (a) $32.462
                                                              (b) $32.559
        Ending Number of AUs................................  (a) 1,372
                                                              (b) 1
------------------------------------------------------------------------------
  Asset Allocation (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $18.216
                                                              (b) $18.216
        Ending AUV..........................................  (a) $18.608
                                                              (b) $18.608
        Ending Number of AUs................................  (a) 1
                                                              (b) 526
------------------------------------------------------------------------------
  Blue Chip Growth (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $6.378
                                                              (b) $6.378
        Ending AUV..........................................  (a) $6.701
                                                              (b) $6.716
        Ending Number of AUs................................  (a) 1
                                                              (b) 2
------------------------------------------------------------------------------
  Cash Management (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $13.073
                                                              (b) $13.073
        Ending AUV..........................................  (a) $13.058
                                                              (b) $13.085
        Ending Number of AUs................................  (a) 7,142
                                                              (b) 3,386
------------------------------------------------------------------------------
              AUV -- Accumulation Unit Value
              AU -- Accumulation Units
              (a) Without election of the enhanced death benefit
  and EstatePlus.
              (b) With election of the enhanced death benefit and
  EstatePlus.
               +  No condensed financial information is shown for
  Polaris Choice(II) since it was not available 12/31/01.

                                                                  INCEPTION TO
                                                                    12/31/01
                                                                  ------------
  Corporate Bond (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $14.184
                                                              (b) $14.184
        Ending AUV..........................................  (a) $13.972
                                                              (b) $13.986
        Ending Number of AUs................................  (a) 8,147
                                                              (b) 1
------------------------------------------------------------------------------
  Davis Venture Value (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $24.549
                                                              (b) $24.549
        Ending AUV..........................................  (a) $26.207
                                                              (b) $26.231
        Ending Number of AUs................................  (a) 3,140
                                                              (b) 351
------------------------------------------------------------------------------
  "Dogs" of Wall Street (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $9.223
                                                              (b) $9.223
        Ending AUV..........................................  (a) $9.703
                                                              (b) $9.731
        Ending Number of AUs................................  (a) 528
                                                              (b) 1
------------------------------------------------------------------------------
  Emerging Markets (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $5.752
                                                              (b) $5.752
        Ending AUV..........................................  (a) $6.535
                                                              (b) $6.545
        Ending Number of AUs................................  (a) 1
                                                              (b) 2
------------------------------------------------------------------------------
  Federated Value (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $15.445
                                                              (b) $15.445
        Ending AUV..........................................  (a) $16.380
                                                              (b) $16.393
        Ending Number of AUs................................  (a) 4,275
                                                              (b) 599
------------------------------------------------------------------------------
  Foreign Value*
        Beginning AUV.......................................  (a) N/A
                                                              (b) N/A
        Ending AUV..........................................  (a) N/A
                                                              (b) N/A
        Ending Number of AUVs...............................  (a) N/A
                                                              (b) N/A
------------------------------------------------------------------------------
  Global Bond (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $16.050
                                                              (b) $16.050
        Ending AUV..........................................  (a) $15.662
                                                              (b) $15.714
        Ending Number of AUs................................  (a) 2,885
                                                              (b) 1
------------------------------------------------------------------------------
  Global Equities (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $16.611
                                                              (b) $16.611
        Ending AUV..........................................  (a) $17.477
                                                              (b) $17.542
        Ending Number of AUs................................  (a) 1
                                                              (b) 1
------------------------------------------------------------------------------
  Goldman Sachs Research (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $6.809
                                                              (b) $6.809
        Ending AUV..........................................  (a) $7.171
                                                              (b) $7.191
        Ending Number of AUs................................  (a) 11,942
                                                              (b) 1
------------------------------------------------------------------------------
  Growth-Income (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $25.859
                                                              (b) $25.859
        Ending AUV..........................................  (a) $26.800
                                                              (b) $26.801
        Ending Number of AUs................................  (a) 1
                                                              (b) 699
------------------------------------------------------------------------------
              AUV -- Accumulation Unit Value
              AU -- Accumulation Units
              (a) Without election of the enhanced death benefit
  and EstatePlus.
              (b) With election of the enhanced death benefit and
  EstatePlus.
              *  This portfolio did not become available for sale
  in this separate account until August 1, 2002.

                                                                  INCEPTION TO
                                                                    12/31/01
                                                                  ------------
  Growth Opportunities (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $5.634
                                                              (b) $5.634
        Ending AUV..........................................  (a) $5.813
                                                              (b) $5.826
        Ending Number of AUs................................  (a) 2
                                                              (b) 2
------------------------------------------------------------------------------
  High-Yield Bond (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $12.273
                                                              (b) $12.273
        Ending AUV..........................................  (a) $12.506
                                                              (b) $12.531
        Ending Number of AUs................................  (a) 1
                                                              (b) 1
------------------------------------------------------------------------------
  International Diversified Equities (Inception
    Date -- 11/5/01)
        Beginning AUV.......................................  (a) $10.302
                                                              (b) $10.302
        Ending AUV..........................................  (a) $10.216
                                                              (b) $10.219
        Ending Number of AUs................................  (a) 703
                                                              (b) 1
------------------------------------------------------------------------------
  International Growth and Income (Inception
    Date -- 11/5/01)
        Beginning AUV.......................................  (a) $10.485
                                                              (b) $10.485
        Ending AUV..........................................  (a) $10.751
                                                              (b) $10.778
        Ending Number of AUs................................  (a) 8,558
                                                              (b) 1
------------------------------------------------------------------------------
  MFS Growth and Income (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $18.720
                                                              (b) $18.720
        Ending AUV..........................................  (a) $19.217
                                                              (b) $19.262
        Ending Number of AUs................................  (a) 1
                                                              (b) 1
------------------------------------------------------------------------------
  MFS Mid-Cap Growth (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $11.997
                                                              (b) $11.997
        Ending AUV..........................................  (a) $13.408
                                                              (b) $13.425
        Ending Number of AUs................................  (a) 3,308
                                                              (b) 686
------------------------------------------------------------------------------
  MFS Total Return (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $20.760
                                                              (b) $20.760
        Ending AUV..........................................  (a) $21.220
                                                              (b) $21.258
        Ending Number of AUs................................  (a) 1,168
                                                              (b) 1
------------------------------------------------------------------------------
  Putnam Growth (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $18.388
                                                              (b) $18.388
        Ending AUV..........................................  (a) $19.070
                                                              (b) $19.081
        Ending Number of AUs................................  (a) 1
                                                              (b) 502
------------------------------------------------------------------------------
  Real Estate (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $10.404
                                                              (b) $10.404
        Ending AUV..........................................  (a) $11.340
                                                              (b) $11.371
        Ending Number of AUs................................  (a) 513
                                                              (b) 1
------------------------------------------------------------------------------
  Small & Mid Cap Value*
        Beginning AUV.......................................  (a) N/A
                                                              (b) N/A
        Ending AUV..........................................  (a) N/A
                                                              (b) N/A
        Ending Number of AUVs...............................  (a) N/A
                                                              (b) N/A
------------------------------------------------------------------------------
              AUV -- Accumulation Unit Value
              AU -- Accumulation Units
              (a) Without election of the enhanced death benefit
  and EstatePlus.
              (b) With election of the enhanced death benefit and
  EstatePlus.
              *  This portfolio did not become available for sale
  in this separate account until August 1, 2002.

                                                                  INCEPTION TO
                                                                    12/31/01
                                                                  ------------
  SunAmerica Balanced (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $14.916
                                                              (b) $14.916
        Ending AUV..........................................  (a) $15.005
                                                              (b) $15.036
        Ending Number of AUs................................  (a) 1
                                                              (b) 1
------------------------------------------------------------------------------
  Technology (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $3.220
                                                              (b) $3.220
        Ending AUV..........................................  (a) $3.450
                                                              (b) $3.455
        Ending Number of AUs................................  (a) 11,120
                                                              (b) 3
------------------------------------------------------------------------------
  Lord Abbett Growth and Income*
        Beginning AUV.......................................  (a) N/A
                                                              (b) N/A
        Ending AUV..........................................  (a) N/A
                                                              (b) N/A
        Ending Number of AUVs...............................  (a) N/A
                                                              (b) N/A
------------------------------------------------------------------------------
  Nations High Yield Bond (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $9.828
                                                              (b) $9.828
        Ending AUV..........................................  (a) $10.096
                                                              (b) $10.108
        Ending Number of AUs................................  (a) 9,500
                                                              (b) 1
------------------------------------------------------------------------------
  Nations International Value (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $8.618
                                                              (b) $8.618
        Ending AUV..........................................  (a) $8.866
                                                              (b) $8.835
        Ending Number of AUs................................  (a) 2,009
                                                              (b) 1
------------------------------------------------------------------------------
  Nations Marsico Focused Equities (Inception
    Date -- 11/5/01)
        Beginning AUV.......................................  (a) $8.222
                                                              (b) $8.222
        Ending AUV..........................................  (a) $8.586
                                                              (b) $8.602
        Ending Number of AUs................................  (a) 5,551
                                                              (b) 1
------------------------------------------------------------------------------
  Van Kampen LIT Comstock, Class II Shares (Inception
    Date -- 11/5/01)
        Beginning AUV.......................................  (a) $9.992
                                                              (b) $9.992
        Ending AUV..........................................  (a) $10.344
                                                              (b) $10.260
        Ending Number of AUs................................  (a) 1,687
                                                              (b) 1
------------------------------------------------------------------------------
  Van Kampen LIT Emerging Growth, Class II Shares (Inception
    Date -- 11/5/01)
        Beginning AUV.......................................  (a) $10.091
                                                              (b) $10.091
        Ending AUV..........................................  (a) $10.549
                                                              (b) $10.565
        Ending Number of AUs................................  (a) 836
                                                              (b) 1
------------------------------------------------------------------------------
  Van Kampen LIT Growth and Income, Class II Shares
    (Inception Date -- 11/5/01)
        Beginning AUV.......................................  (a) $10.082
                                                              (b) $10.082
        Ending AUV..........................................  (a) $10.470
                                                              (b) $10.565
        Ending Number of AUs................................  (a) 1
                                                              (b) 1
------------------------------------------------------------------------------
             AUV -- Accumulation Unit Value
             AU -- Accumulation Units
             (a) Without election of the enhanced death benefit
 and EstatePlus.
             (b) With election of the enhanced death benefit and
 EstatePlus.
             *  This portfolio did not become available for sale
 in this separate account until August 1, 2002.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                          [(1+I/(1+J+0.005)](N/12) - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:
     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 3-year fixed account option at a rate of 5%;
     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remains in the 3-year term you initially agreed to leave your money in the fixed account option (N=12); and
     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for three full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 3-year fixed account option is 4%.

The MVA factor is = [(1+I/(1+J+0.005)](N/12) - 1
                  = [(1.05)/(1.04+0.005)]12/12 - 1
                  = (1.004785)(1) - 1
                  = 1.004785 - 1
                  = + 0.004785

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (+0.004785) = +$19.14

$19.14 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 3-year fixed account option is 6%.

The MVA factor is = [(1+I)/(1+J+0.005)](N/12) - 1
                  = [(1.05)/(1.06+0.005)](12/12) - 1
                  = (0.985915)(1) - 1
                  = 0.985915 - 1
                  = - 0.014085

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the MVA that will be deducted from the money remaining in the 3-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in prospectus.

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.

The term "withdrawals" as used in describing the death benefit options below is defined as withdrawals and any fees and charges applicable to those withdrawals.

The following details the death benefit options and EstatePlus benefit upon the Continuing Spouse's death:

A.  DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

     1. Standard Death Benefit:

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. Continuation Net Purchase Payments; or
          b. contract value on the date we receive all required paperwork and satisfactory proof of death.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. Net Purchase Payments; or
          b. contract value on the date we receive all required paperwork and satisfactory proof of death.

     2. Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or
          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments; and reduced for any withdrawals made since the Continuation Date all compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments recorded after the date of death; and reduced for withdrawals recorded after the date of death in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal; or
          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments since the seventh contract anniversary; and reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals recorded after the date of death in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or
          b. Net Purchase Payments compounded to the date of death at a 4%
             annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals recorded after the date of death in the same proportion that the withdrawal reduced the contract value on the date of such withdrawal; or
          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments since the seventh contract anniversary; and reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments since the date of death; and reduced for any withdrawals recorded after the date of death in the same proportion that the contract value was reduced on the date of such withdrawal.

     3. Maximum Anniversary Option - if the Continuing Spouse is below age 90 at the time of death, and:

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or
          b. Continuation Net Purchase Payments plus Purchase Payments made since the Continuation Date; and reduced for withdrawals in the same proportion that the contract value was reduced on the date of such withdrawal; or
          c. The maximum anniversary value on any contract anniversary occurring after the Continuation Date but prior to the Continuing Spouse's 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments since that contract anniversary; and reduced for any withdrawals recorded since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal. Contract anniversary is defined as any anniversary following the full 12 month period after the original contract issue date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or
          b. Net Purchase Payments received since the original issue date; or
          c. The maximum anniversary value on any contract anniversary from the original contract issue date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments since that contract anniversary; and reduced for any withdrawals recorded since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal. Contract anniversary is defined as any anniversary following the full 12 month period after the original contract issue date.

If the Continuing Spouse is age 90 or older at the time of death, under the Maximum Anniversary death benefit, their beneficiary will receive only the contract value at the time we receive all required paperwork and satisfactory proof of death.

B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.

On the Continuation Date, if the Continuing Spouse is 69 or younger and a Continuation Contribution is added, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 Years (0-4)       25% of Earnings         40% of Continuation Net
                                           Purchase Payments
-------------------------------------------------------------------
 Years (5-9)       40% of Earnings         65% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------
 Years (10+)       50% of Earnings         75% of Continuation Net
                                           Purchase Payments*
-------------------------------------------------------------------

On the Continuation Date, if the Continuing Spouse is between your 70th and 81st birthdays and a Continuation Contribution is added, table below shows the available EstatePlus benefit:

-------------------------------------------------------------------
 CONTRACT YEAR          ESTATEPLUS                 MAXIMUM
    OF DEATH            PERCENTAGE            ESTATEPLUS AMOUNT
-------------------------------------------------------------------
 All Contract      25% of Earnings         40% of Continuation Net
   Years                                   Purchase Payments*
-------------------------------------------------------------------

* Purchase Payments received after the 5th anniversary of the Continuation Date must remain in the contract for at least 6 full months to be included as part of the Continuation Net Purchase Payments for the purpose of the Maximum Estate Plus Percentage calculation.

If a Continuation Contribution is not added on the Continuation Date, the Continuing Spouse's age as of the original contract issue date is used to calculate the EstatePlus benefit, if any.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?
We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the Continuing Spouse's date of death;

     (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?
The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME WITH RESPECT TO PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
                                    FEATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            POLARIS CHOICE/POLARIS CHOICE(II) INCOME PROTECTOR BASE

This table assumes a $100,000 initial investment in a non qualified contract with no further premiums, no withdrawals, no Re-sets, no Step-ups and no premium taxes; and the election of optional Base Income Protector at contract issue.

-------------------------------------------------------------------
             ANNUAL INCOME IF YOU ANNUITIZE ON CONTRACT ANNIVERSARY
IF AT ISSUE               7          10          15          20
  YOU ARE     1-6     (AGE 67)    (AGE 70)    (AGE 75)    (AGE 80)
-------------------------------------------------------------------
Male          N/A      6,108       6,672       7,716       8,832
age 60*
-------------------------------------------------------------------
Female        N/A      5,388       5,880       6,900       8,112
age 60*
-------------------------------------------------------------------
Joint**
Male -- 60    N/A      4,716       5,028       5,544       5,928
Female -- 60
-------------------------------------------------------------------

 * Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this program in your state.

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Choice/Polaris Choice(II) Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip

Date:  ------------------------------  Signed:  ------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                    PART II
                                    -------

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.
               -------------------------------------------

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee .................................   $ 24,338.10
               Printing and engraving ...............................   $ 50,000
               Legal fees and expenses ..............................   $ 10,000
               Rating agency fees ...................................   $  7,500
               Miscellaneous ........................................   $ 10,000
                                                                        -----------
                   Total ............................................   $101,838.10


Item 15. Indemnification of Directors and Officers.
               ------------------------------------------

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statement Schedules.
               -------------------------------------------


               Exhibit No.   Description
               (1)           Underwriting Agreement***
               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**
               (3)           (a)    Articles of Incorporation*
                             (b)    By-Laws*
               (4)           (a)    Vista Capital Advantage
                                    Fixed and Variable Contract***
                             (b)    Application for Contract***
               (5)           Opinion of Counsel re: Legality***
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share
                               Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (21)          Subsidiaries of Registrant***
               (23)          (a)    Consent of Independent Accountants*
                             (b)    Consent of Attorney***
               (24)          Powers of Attorney*****
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule****
               (28)          Information Reports Furnished to State
                               Insurance Regulatory Authority**
               (29)          Other Exhibits**

                                    *       Filed Herewith
                                    **      Not Applicable
                                    ***     Incorporated by Reference to
                                            Post-Effective Amendment No. 3
                                            to Registration Statement
                                            No. 33-81476 on Form S-1
                                            filed on 12-24-97.
                                    ****    Incorporated by Reference to
                                            Post-Effective Amendment No. 5
                                            to Registration Statement
                                            No. 33-81476 on Form S-1 filed
                                            on 12-24-98.
                                    *****   Incorporated by Reference to Post-
                                            Effective Amendment 9 to
                                            Registration Statement No. 33-81476
                                            on Form S-3 filed on December 19,
                                            2000

Item 17. Undertakings.
         ------------

               The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 20th day of September, 2002.


                             By: ANCHOR NATIONAL LIFE INSURANCE COMPANY




                             By:   /s/ JAY S. WINTROB
                                -----------------------------------------
                                    Jay S. Wintrob
                                    Chief Executive Officer



        Pursuant to the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE            TITLE                            DATE
        ---------            -----                            ----
   JAY S. WINTROB*        Chief Executive Officer &
---------------------            Director                     September 20, 2002
Jay S. Wintrob            (Principal Executive Officer)


JANA W. GREER*            President & Director                September 20, 2002
---------------------
Jana W. Greer


N. SCOTT GILLIS*          Senior Vice President &             September 20, 2002
---------------------            Director
N. Scott Gillis           (Principal Financial Officer)


JAMES R. BELARDI*         Senior Vice President &             September 20, 2002
---------------------     Director
James R. Belardi


MAURICE S. HEBERT*        Vice President & Controller         September 20, 2002
---------------------     (Principal Accounting Officer)
Maurice S. Hebert


MARC H. GAMSIN*           Senior Vice President &             September 20, 2002
----------------------    Director
Marc H. Gamsin

By: /s/ CHRISTINE A. NIXON                                    September 20, 2002
   -----------------------
   Christine A. Nixon
   Attorney-in-Fact

        Date:  September 20, 2002


                                  EXHIBIT INDEX


Exhibit                 Description
-------                 -----------
(3)     (a)     Articles of Incorporation*
        (b)     By-Laws*

(23)    (a)     Consent of Independent Accountants*

